                                                                   EXHIBIT 10.32





                               APACHE CORPORATION


                       1996 PERFORMANCE STOCK OPTION PLAN


                    AS AMENDED AND RESTATED JANUARY 14, 1997
                        EFFECTIVE AS OF OCTOBER 31, 1996

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
Section 1 - Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         1.1     Establishment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.3     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 2 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-3

         2.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-3
         2.2     Headings; Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Section 3 - Plan Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3-4

Section 4 - Stock Subject to the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-6

         4.1     Number of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         4.2     Other Shares of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         4.3     Adjustments for Stock Split, Stock Dividend, etc.  . . . . . . . . . . . . . . .  4-5
         4.4     Dividend Payable in Stock of Another Corporation . . . . . . . . . . . . . . . . .  5
         4.5     Other Changes in Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         4.6     Rights to Subscribe  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         4.7     General Adjustment Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4.8     Determination by the Committee, etc. . . . . . . . . . . . . . . . . . . . . . . .  6

Section 5 - Reorganization or Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Section 6 - Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Section 7 - Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7-12

         7.1     Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         7.2     Option Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-8
         7.3     Common Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8-12
         7.4     Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         7.5     Subsequent Option Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         7.6     Stockholder Privileges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

Section 8 - Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-13

         8.1     In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         8.2     Limitation on Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.3     Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Section 9 - Rights of Employees; Participants . . . . . . . . . . . . . . . . . . . . . . . . .  13-14

         9.1     Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         9.2     Nontransferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13-14

Section 10 - General Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

         10.1    Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         10.2    Compliance with Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 11 - Other Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 12 - Plan Amendment, Modification and Termination . . . . . . . . . . . . . . . . . . . .   15

Section 13 - Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15-16

         13.1    Withholding Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         13.2    Withholding with Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15-16

Section 14 - Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

         14.1    Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         14.2    Federal Securities Laws Requirements . . . . . . . . . . . . . . . . . . . . . .   16
         14.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Section 15 - Duration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                               APACHE CORPORATION

                       1996 PERFORMANCE STOCK OPTION PLAN


                                   SECTION 1

                                  INTRODUCTION

1.1 Establishment. Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in Section 2.1 hereof) as the "Company" except where the context otherwise requires), hereby establishes the Apache Corporation 1996 Performance Stock Option Plan (the "Plan") for certain employees of the Company.

1.2 Purposes. The primary purpose of this Plan is to provide the participating employees of the Company with added incentives to focus their energies on achieving significant stock price appreciation for the balance of the decade by providing a meaningful stock based performance plan which provides accelerated vesting incentives to attain the prices of $50 and $60 per share of Apache Corporation common stock, respectively, before January 1, 2000. Additional purposes of this Plan include the retention of existing valued employees and as an additional inducement in the recruitment of talented personnel in a competitive environment.

1.3 Effective Date. The Effective Date of the Plan (the "Effective Date") shall be October 31, 1996.


                                   SECTION 2

                                  DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

         "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

         "Base Salary" means, with regard to any Participant, such Participant's base compensation as an employee of the Company at the date of grant of an Option, without regard to any bonus, pension, profit sharing, stock option, life insurance or salary continuation plan which the Participant either receives or is otherwise entitled to have paid on his behalf.

         "Board" means the Board of Directors of the Company.

         "Committee" means the Stock Option Plan Committee of the Board.

         "Eligible Employees" means any full-time employee of the Company or any division thereof who is not a participant under the Apache Corporation 1996 Share Price Appreciation Plan.

         "Exercise Date" has the meaning set forth in Section 7.3(i).

         "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

         "Final Amount" has the meaning set forth in Section 7.2.

         "Final Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2000, but not thereafter, on each of which 10 days the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System has equaled or exceeded
$60 per share.   If the above trading criteria is met more than once, the first occurrence shall be deemed to be the Final Price Threshold Date.

         "First Category" has the meaning set forth in Section 7.2.

         "Initial Amount" has the meaning set forth in Section 7.2.

         "Initial Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2000, but not thereafter, on each of which 10 days the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System has equaled or exceeded $50 per share. If the above trading criteria is met more than once, the first occurrence shall be deemed to be the Initial Price Threshold Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be Options which are not "incentive stock options" as described in Section 422 or any successor section(s) of the Internal Revenue Code.

         "Option Agreement" has the meaning set forth in Section 7.1.

         "Option Period" has the meaning set forth in Section 7.3(c).

         "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with Section 7.3(b) hereof.

         "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive an Option under the Plan.

         "Price Threshold Date" means either the Initial Price Threshold Date or the Final Price Threshold Date, as the context may require.

         "Second Category" has the meaning set forth in Section 7.2.

         "Stock" means the $1.25 par value Common Stock of the Company.

 2.2 Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                                   SECTION 3

                              PLAN ADMINISTRATION

The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options to be granted pursuant to the Plan, the time at which such Options are to be granted, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the Option Agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                   SECTION 4

                           STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to Section 7.1 and Section 4.3, one million three hundred thousand (1,300,000) shares of Stock are authorized for issuance under the Plan in accordance with its terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock which may be issued pursuant to the terms of the Options granted hereunder shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock and/or Stock in the Company's treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option which expires, is forfeited, is canceled, or for any reason is terminated, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the shares of the Stock then included in each outstanding Option granted hereunder.

4.4 Dividend Payable in Stock of Another Corporation. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.3 and 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves that particular type of stock for which a change was effected.

4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under Option to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares or other securities, the Option Price shall be increased by the amount of the price that is payable by the Participant for such additional shares or other securities.

4.7 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.8 Determination by the Committee, etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                                   SECTION 5

                         REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 8 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to such Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Options shall be exercised within a specified number of days of the date of such notice or such Options will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options so that all Options become fully vested prior to any such event.

                                   SECTION 6

                                 PARTICIPATION

Participants in the Plan receiving First Category Options may be any Eligible Employee in the discretion of the Committee. Participants in the Plan receiving Second Category Options shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement are expected to perform, important services in the management, operation and development of the Company or an Affiliated Corporation, and contribute, or are expected to contribute, to the achievement of the Company's long-term corporate economic objectives. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Options shall be deemed to be granted as of the date specified in the granting resolution of the Committee, which date also shall be the date of the Option Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any Option Agreement, the provisions of the Plan shall govern.


                                   SECTION 7

                                    OPTIONS

7.1 Grants. Each Participant may be granted only one Option under this Plan. Each Option granted by the Committee shall be evidenced by a written agreement entered into by the Company and the Participant to whom the Option is granted (the "Option Agreement"), which shall contain the terms and conditions set out in this Section 7, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate.

7.2 Option Agreements. There shall be two categories of Options issued under this Plan as follows:

         (a) The first category of Option ("First Category") shall have a total of two hundred (200) shares of Stock issuable to a Participant upon exercise; and

         (b) The second category of Option ("Second Category") shall vary by Participant and, as to any Participant, shall have a total number of shares of Stock issuable upon exercise which equals the sum of the Initial Amount and the Final Amount.

For purposes of this Plan, the term "Initial Amount" means such number of shares (rounded to the nearest full share) which equals not more than one (1) times such

Participant's Base Salary divided by the difference between $50 and the Option Price. The term "Final Amount" means such number of shares (rounded to the nearest full share) which equals not more than one and one-half (1.5) times such Participant's Base Salary divided by the difference between $60 and the Option Price.

7.3 Common Terms. Subject to Section 7.2 and Section 7.5, each Option Agreement entered into by the Company and the Participants shall contain at least the following terms and conditions:

         (a) Number of Shares. Each Option Agreement shall set forth a specified number of shares of Stock issuable upon exercise of the Option, as determined by the Committee pursuant to Section 7.2 hereof.

         (b) Price. The exercise price (the "Option Price") at which each share of Stock covered by an Option may be purchased shall be the price specified in the granting resolution of the Committee.

         (c) Duration. Each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised (the "Option Period"), which in no event may be greater than ten (10) years.

         (d)     Vesting.  Subject to the provisions of Section 7.3(e) and
Section 7.3(f), each Option shall become exercisable in full on the date occurring nine years and six months from the date of grant or such earlier date as the Committee may determine.

         (e) Acceleration. Each Option may become exercisable earlier, in increments, upon the occurrence of a Price Threshold Date as follows:

                 (i) If the Initial Price Threshold Date occurs prior to January 1, 2000:

                          (A)     One-half of the shares of Stock subject to
the First Category Options become immediately exercisable as of such date, and

                          (B)     The Initial Amount of shares of Stock subject
to each Second Category Option become immediately exercisable as of such date.

                 (ii) If the Final Price Threshold Date occurs prior to January 1, 2000, the remaining portion of shares of Stock under each category of Option becomes immediately exercisable as of such date.

         (f) Termination of Employment, Death, Disability, etc. Subject to the following provisions, each Option Agreement shall state that each Option and the right to acquire stock thereunder shall be subject to the condition that the Participant has remained a full-time employee of the Company from the date of grant of an Option until the applicable exercise date:

                 (i) If the employment of the Participant by the Company is terminated (which for this purpose means that the Participant is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, the Participant's retirement on or after attaining age 60, or the Participant's disability or death, the Option may be exercised by the Participant within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of the Participant's employment. If the employment of the Participant is terminated within the Option Period for cause, as determined by the Company, any portion of any Option not previously exercised in accordance with this Section 7 shall thereafter be void for all purposes. As used in this subsection, "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.3(f) shall be limited to determining the consequences of a termination and that nothing in this subsection shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                 (ii) If the Participant retires from employment by the Company on or after attaining age 60, the Option may be exercised by the Participant within 36 months following his or her retirement (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Participant's death during such 36-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case:

                          (A)     If the Participant is holding a First
Category Option and the Participant's retirement occurs on or after January 1, 2000, the Option may be exercised as to all shares of Stock which are subject to the Option, including an increment of the Option, if any, which had not otherwise become exercisable on or before the date of the Participant's retirement, or

                          (B)     If the Participant is holding a First
Category Option and the Participant's retirement occurs prior to January 1, 2000, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Participant's retirement, or

                          (C)     If the Participant is holding a Second
Category Option, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Participant's retirement.

                 (iii) If the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), during the Option Period while still employed, or within the 36-month period referred to in (ii) above, the Option may be exercised by the Participant or by his or her guardian or legal representative, within twelve months following the Participant's disability, or within the 36-month period referred to in (ii) if applicable and if longer (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Participant's death during such twelve-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Participant's disability.

                 (iv) In the event of the Participant's death while still employed by the Company, each Option of the deceased Participant may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death (provided that in any event such exercise must occur within the Option Period), but not thereafter, as to all shares of Stock which are subject to such Option, including any increment of the Option, if any, which has not yet become exercisable at the time of the Participant's death. In the event of the Participant's death within the 36-month period referred to in (ii) above or within the twelve-month period referred to (iii) above, each Option of the deceased Participant that is exercisable at the time of death may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death or within the 36-month period referred to in (ii), if applicable and if longer (provided that in any event such exercise must occur within the Option Period).

         (g) Transferability. Each Option Agreement shall state that the Option granted thereunder is not transferable by the Participant, except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Participant's lifetime only by him or her, or in the event of the Participant's disability or incapacity, by his or her guardian or legal representative.

         (h)     Exercise, Payments, etc.

                 (i) Each Option Agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Office of the Secretary of the Company of written notice specifying the number of shares of Stock with respect to





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



which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of shares of Stock with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective on the date such notice is received by the Office of the Secretary and payment is made to the Company of the Option Price (the "Exercise Date"). If requested by the Company, such notice shall contain the Participant's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell or otherwise distribute any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the Option Price shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Participant. If certificates representing the Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Participant representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Participant representing the additional shares of Stock, in excess of the Option Price, to which the Participant is entitled as a result of the exercise of the Option.

                 (ii) the Option Price shall be paid by any of the following methods or any combination of the following methods:

                          (A)     in cash;

                          (B)     by personal, certified or cashier's check
payable to the order of the Company;

                          (C)     by delivery to the Company of certificates
representing a number of shares of Stock then owned by the Participant, the Fair Market Value of which equals the Option Price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that shares of Stock used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Committee; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the Exercise Date; or

                          (D)     by delivery to the Company of a properly
executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the Option Price.

7.4 Tax Withholding. Each Option Agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for the amount of additional tax withholding required by Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state income tax laws.

7.5 Subsequent Option Agreements. Following the initial grant of Options in 1996, additional Participants may be designated by the Committee for grant of Options substantially in accordance with the above terms and conditions, subject to such changes and modifications to reflect the circumstances of any subsequent grant as the Committee, in its discretion, deems appropriate.

7.6 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. No adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.


                                   SECTION 8

                               CHANGE IN CONTROL

8.1 In General. In the event of a change in control of the Company as defined in Section 8.3 hereof, then the Committee may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 12 hereof, take any or all of the following actions:

         (a) accelerate the dates on which any outstanding Options become exercisable or make all such Options fully vested and exercisable;

         (b) grant a cash bonus award to any Participant in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Participant;

         (c) pay cash to any or all Participants in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; and

         (d)     make any other adjustments to the outstanding Options.

8.2 Limitation on Payments. If the provisions of this Section 8 would result in the receipt by any Participant of a payment within the meaning of
Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

8.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor plan which constitute a change in control within the meaning of such plan.


                                   SECTION 9

                       RIGHTS OF EMPLOYEES, PARTICIPANTS

9.1 Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

9.2 Nontransferability. No right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.


                                   SECTION 10

                              GENERAL RESTRICTIONS

10.1 Investment Representations. The Company may require a Participant, as a condition of exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

10.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares of Stock thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.


                                   SECTION 11

                            OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 12

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the Company's stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option.


                                   SECTION 13

                                  WITHHOLDING

13.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of an Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2 Withholding with Stock. At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by the transfer to the Company, or to have the Company withhold from shares of Stock otherwise issuable to the Participant upon the exercise of an Option, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All such elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the Exercise Date. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

         (a)     All elections shall be made on or prior to the Exercise Date.

         (b)     All elections shall be irrevocable.

         (c) If, subsequent to the date of grant, the Participant becomes an officer or director of the Company within the meaning of Section 16 or any successor section(s) ("Section 16") of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the

Participant must satisfy the requirements of such Section 16 and any applicable rules and regulations thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                   SECTION 14

                              REQUIREMENTS OF LAW

14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2 Federal Securities Laws Requirements. If, subsequent to the date of grant, a Participant becomes an officer or director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b- 3, or any successor rule(s) promulgated under the 1934 Act, to qualify the Option for any exemptions from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Option.

14.3 Governing Law. The Plan and all Option Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.


                                   SECTION 15

                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Board, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on December 31, 1998. Options outstanding at the time of the Plan termination shall continue to be exercisable in accordance with the Option Agreement pertaining to such Option.

Dated:    January 14, 1997, effective as of October 31, 1996

ATTEST:                                    APACHE CORPORATION

/s/ Cheri L. Peper                   By:   /s/ G. Steven Farris
-------------------------                  -------------------------------------
Cheri L. Peper                             G. Steven Farris
Corporate Secretary                        President and Chief Operating Officer